EXHIBIT 99.1

NEWS

VEECO REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Second Quarter 2017 Highlights:

•                  Revenues of $115.1 million, compared with $75.3 million in the same period last year

•                  GAAP net loss of $18.4 million, or $0.43 per share

•                  Non-GAAP net income of $6.4 million, or $0.15 per share

•                  Non-GAAP adjusted EBITDA of $12.8 million

•                  Completed acquisition of Ultratech, Inc., a leading supplier of lithography, laser-processing and inspection systems addressing the advanced packaging, front-end semiconductor and LED markets

Plainview, N.Y., August 3, 2017 — Veeco Instruments Inc. (Nasdaq: VECO) today announced financial results for its second fiscal quarter ended June 30, 2017. Results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and are also reported adjusting for certain items (“Non-GAAP”). A reconciliation between GAAP and Non-GAAP operating results is provided at the end of this press release.

U.S. dollars in millions, except per share data

GAAP Results	Q2 ‘17	Q2 ‘16
Revenue	$115.1	$75.3
Net income (loss)	$(18.4)	$(32.1)
Diluted earnings (loss) per share	$(0.43)	$(0.82)

Non-GAAP Results	Q2 ‘17	Q2 ‘16
Net income (loss)	$6.4	$(7.6)
Operating income (loss)	$9.6	$(6.2)
Adjusted EBITDA	$12.8	$(2.8)
Diluted earnings (loss) per share	$0.15	$(0.19)

“Veeco delivered another quarter of solid results with revenue of $115 million and non-GAAP EPS of $0.15,” commented John R. Peeler, Chairman and Chief Executive Officer.  “We achieved a key milestone in the quarter having closed the acquisition of Ultratech on May 26, 2017.  As such, our Q2 results include approximately one month of Ultratech’s business.  Excluding Ultratech, our Q2 results were in line with our guidance.  Importantly, backlog continued to grow and bookings increased sequentially from the first quarter.

“The integration of Ultratech is proceeding well and we are very optimistic about the potential synergies in both revenue and costs.  In addition, LED industry conditions continue to improve, and we believe we can achieve a stronger second half of 2017,” concluded Mr. Peeler.

Guidance and Outlook

The following guidance is provided for Veeco’s third quarter 2017:

•                  Revenue is expected to be in the range of $125 million to $145 million

•                  Non-GAAP operating income is expected to be in the range of $0 million to $9 million

•                  GAAP earnings (loss) per share are expected to be in the range of ($0.53) to ($0.34)

•                  Non-GAAP earnings (loss) per share are expected to be in the range of ($0.09) to $0.09

Note: The revenue guidance range above does not include approximately $20-$25 million of deferred revenue relating to orders for Veeco’s new high-productivity MOCVD systems that are expected to ship in the third quarter.  We will recognize this revenue once the tools are installed and our customers place them into production, which we expect to occur in early 2018.

Please refer to the tables at the end of this press release for further details.

Conference Call Information

A conference call reviewing these results has been scheduled for today, August 3, 2017 starting at 5:00pm ET. To join the call, dial 877-857-6151 (toll free) or 719-325-4934 and use passcode 7191473. The call will also be webcast live on the Veeco website at ir.veeco.com. A replay of the webcast will be made available on the Veeco website beginning at 8:00pm ET this evening. We will post an accompanying slide presentation to our website prior to the beginning of the call.

About Veeco

Veeco (NASDAQ: VECO) is a leading manufacturer of innovative semiconductor process equipment. Our proven MOCVD, lithography, laser annealing, ion beam and single wafer etch & clean technologies play an integral role in producing LEDs for solid-state lighting and displays, and in the fabrication of advanced semiconductor devices.   With equipment designed to maximize performance, yield and cost of ownership, Veeco holds technology leadership positions in all these served markets. To learn more about Veeco’s innovative equipment and services, visit www.veeco.com .

Forward-looking Statements

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2016 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

Veeco Contacts:

Investors:	Media:
Suzanne Schmidt 516-677-0200 x1272	Jeffrey Pina 516-677-0200 x1222
sschmidt@veeco.com	jpina@veeco.com

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net sales	$115,066	$75,348	$209,452	$153,359
Cost of sales	76,346	43,909	136,533	89,964
Gross profit	38,720	31,439	72,919	63,395
Operating expenses, net:
Research and development	18,619	21,543	33,608	43,653
Selling, general, and administrative	22,698	19,995	41,801	39,834
Amortization of intangible assets	6,354	5,273	9,221	10,524
Restructuring	3,257	2,095	4,595	2,195
Acquisition costs	14,133	—	15,494	—
Asset impairment	675	13,627	1,138	13,627
Other, net	(10)	159	(87)	88
Total operating expenses, net	65,726	62,692	105,770	109,921
Operating income (loss)	(27,006)	(31,253)	(32,851)	(46,526)
Interest income (expense), net	(4,279)	185	(7,621)	453
Income (loss) before income taxes	(31,285)	(31,068)	(40,472)	(46,073)
Income tax expense (benefit)	(12,897)	1,014	(23,179)	1,542
Net income (loss)	$(18,388)	$(32,082)	$(17,293)	$(47,615)

Income (loss) per common share:
Basic	$(0.43)	$(0.82)	$(0.42)	$(1.22)
Diluted	$(0.43)	$(0.82)	$(0.42)	$(1.22)

Weighted average number of shares:
Basic	42,656	38,965	41,160	39,035
Diluted	42,656	38,965	41,160	39,035

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$205,564	$277,444
Short-term investments	97,086	66,787
Accounts receivable, net	108,349	58,020
Inventories	119,935	77,063
Deferred cost of sales	4,439	6,160
Prepaid expenses and other current assets	24,909	16,034
Total current assets	560,282	501,508
Property, plant and equipment, net	82,546	60,646
Intangible assets, net	396,097	58,378
Goodwill	303,160	114,908
Deferred income taxes	2,528	2,045
Other assets	25,056	21,047
Total assets	$1,369,669	$758,532

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$46,040	$22,607
Accrued expenses and other current liabilities	44,305	33,201
Customer deposits and deferred revenue	76,985	85,022
Income taxes payable	4,316	2,311
Current portion of long-term debt	1,013	368
Total current liabilities	172,659	143,509
Deferred income taxes	46,291	13,199
Long-term debt	270,071	826
Other liabilities	11,163	6,403
Total liabilities	500,184	163,937

Total stockholders’ equity	869,485	594,595

Total liabilities and stockholders’ equity	$1,369,669	$758,532

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Data

(in thousands, except per share amounts)

(unaudited)

		Non-GAAP Adjustments
Three months ended June 30, 2017	GAAP	Share-Based Compensation	Amortization	Other	Non-GAAP
Net sales	$115,066				$115,066
Gross profit	38,720	500		7,495	46,715
Gross margin	33.6%				40.6%
Research and development	18,619	(708)			17,911
Selling, general, and administrative and Other	22,688	(3,368)		(73)	19,247
Net income (loss)	(18,388)	9,620	6,354	8,830	6,416

Income (loss) per common share:
Basic	$(0.43)				$0.15
Diluted	(0.43)				0.15
Weighted average number of shares:
Basic	42,656				42,884
Diluted	42,656				43,214

Veeco Instruments Inc. and Subsidiaries

Other Non-GAAP Adjustments

(in thousands)

(unaudited)

Three months ended June 30, 2017
Restructuring	2,416
Acquisition related	9,930
Release of inventory fair value step-up associated with the Ultratech purchase accounting	7,368
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	109
Accelerated depreciation	91
Asset impairment	675
Non-cash interest expense	2,702
Non-GAAP tax adjustment *	(14,461)
Total Other	8,830

* - The ‘with or without’ method is utilized to determine the income tax effect of all non-GAAP adjustments.

These table includes financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; charges relating to restructuring initiatives; non-cash asset impairments; certain other non-operating gains and losses; and acquisition-related items such as transaction costs, non-cash amortization of acquired intangible assets, and incremental transaction-related compensation.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including Adjusted EBITDA and Non-GAAP Operating Income (loss), which is used to determine management incentive compensation as well as to forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Data

(in thousands, except per share amounts)

(unaudited)

		Non-GAAP Adjustments
Three months ended June 30, 2016	GAAP	Share-based Compensation	Amortization	Other	Non-GAAP
Net sales	$75,348				$75,348
Gross profit	31,439	486			31,925
Gross margin	41.7%				42.4%
Research and development	21,543	(940)			20,603
Selling, general, and administrative and Other	20,154	(2,576)		(62)	17,516
Net income (loss)	(32,082)	4,002	5,273	15,222	(7,585)

Income (loss) per common share:
Basic	$(0.82)				$(0.19)
Diluted	(0.82)				(0.19)
Weighted average number of shares:
Basic	38,965				38,965
Diluted	38,965				38,965

Veeco Instruments Inc. and Subsidiaries

Other Non-GAAP Adjustments

(in thousands)

(unaudited)

Three months ended June 30, 2016
Asset impairment	13,627
Restructuring	2,095
Acquisition related	62
Non-GAAP tax adjustment	(562)
Total Other	15,222

* - The ‘with or without’ method is utilized to determine the income tax effect of all non-GAAP adjustments.

These table includes financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; charges relating to restructuring initiatives; non-cash asset impairments; certain other non-operating gains and losses; and acquisition-related items such as transaction costs, non-cash amortization of acquired intangible assets, and incremental transaction-related compensation.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including Adjusted EBITDA and Non-GAAP Operating Income (loss), which is used to determine management incentive compensation as well as to forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP Net Income (loss) to Non-GAAP Operating Income (loss)

(in thousands)

(unaudited)

	Three months ended	Three months ended
	June 30, 2017	June 30, 2016
GAAP Net income (loss)	$(18,388)	$(32,082)
Share-based compensation	9,620	4,002
Amortization	6,354	5,273
Restructuring	2,416	2,095
Acquisition related	9,930	62
Release of inventory fair value step-up associated with the Ultratech purchase accounting	7,368	—
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	109	—
Accelerated depreciation	91	—
Asset impairment	675	13,627
Interest (income) expense	4,279	(185)
Income tax expense (benefit)	(12,897)	1,014
Non-GAAP Operating Income (loss)	$9,557	$(6,194)

This table includes financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; charges relating to restructuring initiatives; non-cash asset impairments; certain other non-operating gains and losses; and acquisition-related items such as transaction costs, non-cash amortization of acquired intangible assets, and incremental transaction-related compensation.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including Adjusted EBITDA and Non-GAAP Operating Income (loss), which is used to determine management incentive compensation as well as to forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP Net Income (loss) to Adjusted EBITDA

(in thousands)

(unaudited)

	Three months ended	Three months ended
	June 30, 2017	June 30, 2016
GAAP Net income (loss)	$(18,388)	$(32,082)
Share-based compensation	9,620	4,002
Amortization	6,354	5,273
Restructuring	2,416	2,095
Acquisition related	9,930	62
Release of inventory fair value step-up associated with the Ultratech purchase accounting	7,368	—
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	109	—
Accelerated depreciation	91	—
Asset impairment	675	13,627
Interest (income) expense	4,279	(185)
Depreciation	3,267	3,424
Income tax expense (benefit)	(12,897)	1,014
Adjusted EBITDA	$12,824	$(2,770)

This table includes financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; charges relating to restructuring initiatives; non-cash asset impairments; certain other non-operating gains and losses; and acquisition-related items such as transaction costs, non-cash amortization of acquired intangible assets, and incremental transaction-related compensation.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including Adjusted EBITDA and Non-GAAP Operating Income (loss), which is used to determine management incentive compensation as well as to forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Data

(in millions, except per share amounts)

(unaudited)

				Non-GAAP Adjustments
Guidance for the three months ended September 30, 2017	GAAP			Share-based Compensation	Amortization	Other	Non-GAAP
Net sales	$125	-	$145				125	-	145

Gross profit	46	-	56	1	—	3	50	-	60
Gross margin	37%	-	39%				39%	-	41%

Net income (loss)	$(25)	-	$(16)	5	13	3	(4)	-	5

Income (loss) per diluted common share	$(0.53)	-	$(0.34)				$(0.09)	-	$0.09
Weighted average number of shares	47		47				47		48

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP Net Income (loss) to Non-GAAP Operating Income (Loss)

(in millions)

(unaudited)

Guidance for the three months ended September 30, 2017
GAAP Net income (loss)	$(25)	-	$(16)
Share-based compensation	5	-	5
Amortization	13	-	13
Restructuring	2	-	2
Acquisition related	1	-	1
Release of inventory fair value step-up associated with the Ultratech purchase accounting	3	-	3
Interest expense, net	5	-	5
Income tax expense (benefit)	(4)	-	(4)
Non-GAAP Operating Income	$-	-	$9

Note: Amounts may not calculate precisely due to rounding.

These table includes financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; charges relating to restructuring initiatives; non-cash asset impairments; certain other non-operating gains and losses; and acquisition-related items such as transaction costs, non-cash amortization of acquired intangible assets, and incremental transaction-related compensation.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including Adjusted EBITDA and Non-GAAP Operating Income (loss), which is used to determine management incentive compensation as well as to forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.